SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2006

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 19, 2006, Environmental Power Corporation (the “Company”) entered into a letter agreement with Joseph E. Cresci, the Company’s non-executive Chairman, pursuant to which it agreed to compensate him for consulting services rendered since September 30, 2006, the date on which his Consulting Agreement, dated July 17, 2006, with the Company, expired, as well as compensation for services expected to be rendered by him through December 31, 2006. In consideration of his services in connection with the recently completed bond financing in Texas, as well as his continued services in connection with certain legislative initiatives through the end of this year, the Company agreed to pay Mr. Cresci the following amounts in a lump sum on January 2, 2007 following completion of such services:

•	$41,666.66 in respect of services rendered for the month of October 2006;

•	$30,000.00 in respect of services rendered for the month of November 2006; and

•	$25,000.00 in respect of services rendered for the month of December 2006.

A copy of the letter agreement with Mr. Cresci is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 21, 2006, Donald A. Livingston informed the Company that he intended to submit a letter of resignation from the Board of Directors of the Company on December 28, 2006, in connection with his retirement from the Company at year end. The foregoing disclosure is made in accordance with paragraph (b) of Item 5.02 of Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Letter Agreement, dated December 19, 2006, between Environmental Power Corporation and Joseph E. Cresci.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
John F. O’Neill
Chief Financial Officer

Dated: December 22, 2006